UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2010

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX		77087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2010 American Electric Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The stockholders approved amendments to the 2007 Employee Stock Incentive Plan to increase the number of shares available for issuance under the plan from 300,000 to 800,000 and to increase the limitation on awards granted under the plan to an individual participant in any calendar year from 15,000 to 200,000. Approval of the amendment triggers the issuance of a restricted stock grant of 35,600 shares to Charles M. Dauber, President and CEO, which grant was previously approved by the Compensation Committee subject to approval of the plan amendment by the stockholders at the Annual Meeting.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The voting results on the matters considered by stockholders at the Annual Meeting were as follows:

1.	To elect seven members to the Company’s Board of Directors:

Director Nominee	Votes For	Votes Withheld
Arthur G. Dauber	5,910,609	32,034
J. Hoke Peacock II	5,871,729	70,914
Stuart Schube	5,550,697	391,316
Peter Menikoff	5,908,857	33,786
Howard W. Kelley	5,910,209	32,434
Thomas P. Callahan	5,857,709	84,934
Charles M. Dauber	5,908,857	33,786

2.	To approve amendments to the 2007 Employee Stock Incentive Plan:

Votes For	Votes Against	Withheld	Broker Non-Votes
5,528,159	408,134	6,350	1,372,856

3.	To ratify the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2010:

Votes For	Votes Against	Withheld	Broker Non-Votes
6,745,921	1,517	4,604	563,457

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1 - 2007 Employee Stock Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: May 11, 2010	By:	/s/ John H. Untereker
John H. Untereker Senior Vice President, CFO and Secretary